Exhibit 99.1

Contact: Leah Stearns

Vice President, Investor Relations & Capital Markets

Telephone: (617) 375-7500

AMERICAN TOWER CORPORATION RELEASES INFORMATION REGARDING

CONTEMPLATED COMBINATION OF T-MOBILE USA AND METROPCS

Boston, Massachusetts – October 3, 2012: American Tower Corporation (NYSE: AMT) today released information about its business in light of T-Mobile USA’s contemplated combination with MetroPCS, which is subject to regulatory approval. For the quarter ended June 30, 2012, T-Mobile and MetroPCS accounted for approximately 7% and 2%, respectively, of American Tower’s consolidated operating revenues. American Tower currently has separate leases for antenna space with T-Mobile and MetroPCS on the same site at approximately 1,000 communications sites owned or operated by American Tower. The combined revenue generated from T-Mobile and MetroPCS on these sites represented approximately 1% of American Tower’s consolidated operating revenues for the quarter ended June 30, 2012. The average remaining current term on the long-term lease arrangements on these sites with T-Mobile and MetroPCS is approximately nine years.

About American Tower

American Tower is a leading independent global owner, operator and developer of wireless communications sites. American Tower currently owns and operates over 49,000 communications sites in the United States, Brazil, Chile, Colombia, Ghana, India, Mexico, Peru, South Africa and Uganda. For more information about American Tower, please visit www.americantower.com.

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